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                                                                     EXHIBIT 5.1



                       [COOLEY GODWARD LLP LETTERHEAD]




October 2, 1997


American Coin Merchandising, Inc.
5660 Central Avenue
Boulder, Colorado  80301

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by American Coin Merchandising, Inc., a Delaware corporation (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), including a prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended, and the underwritten public offering of up to 2,300,000 shares of the Company's Common Stock (the "Shares"), including 1,000,000 shares of Common Stock to be sold by certain stockholders of the Company (the "Selling Stockholders") and 300,000 shares for which the underwriters have been granted an over-allotment option.

In connection with this opinion, we have (i) examined and relied upon the Registration Statement, (ii) reviewed the Company's Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment were necessary or appropriate to enable us to render the opinion expressed below, (iii) assumed that the Shares to be sold to the underwriters by the Company will be sold at a price established by the Board of Directors of the Company or the Pricing Committee thereof in accordance with Section 153 of the Delaware General Corporation Law and (iv) examined and relied upon a certificate executed by an officer of the Company to the effect that consideration for the Shares being sold by the Selling Stockholders pursuant to the Underwriting Agreement was received by the Company in accordance with the applicable Board of Directors' resolutions and any plan or agreement relating to the issuance of such Shares, and we have undertaken no independent verification with respect thereto.

On the basis of the foregoing and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.
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                          [COOLEY GODWARD LLP LOGO]


American Coin Merchandising, Inc.
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We consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By: /s/ James C.T. Linfield
   --------------------------------
   James C. T. Linfield